UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) :  April 6, 2005

Union Pacific Corporation
(Exact Name of Registrant as Specified in its Charter)

Utah	1-6075	13-2626465

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Douglas Street, Omaha, Nebraska	68179

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 544-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On April 6, 2005, Union Pacific Corporation (the Company) was served with a complaint in a purported shareholder derivative lawsuit, which names as defendants all the current directors and one former director of the Company. The complaint was filed in state court in Salt Lake County, Utah on April 5, 2005. The complaint alleges that the director defendants breached their fiduciary duty to the Company and its shareholders by, among other things, disregarding problems relating to railroad safety, compliance with governmental regulations, including reporting requirements with respect to rail accidents, and the handling of evidence in rail accident cases. The complaint contends that, as a consequence of such alleged breach of duty, the Company suffered substantial monetary losses and other injuries and seeks, among other things, an award of compensatory damages against the defendant directors, other non-monetary remedies and relief, and an award of the plaintiff’s reasonable expenses and attorneys fees. The Company will provide updates concerning any material developments in this lawsuit in its Form 10-Q for the first quarter of 2005 and in its periodic reports thereafter in accordance with applicable rules governing disclosure of legal proceedings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 12, 2005

UNION PACIFIC CORPORATION
By:	/s/ J. Michael Hemmer
J. Michael Hemmer
Senior Vice President – Law & General Counsel